===========================================================================


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                        ---------------------------


                                  FORM 8-K

                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934

                        ---------------------------


      Date of Report (Date of earliest event reported): March 12, 1999


                           COLTEC INDUSTRIES INC
           (Exact name of registrant as specified in its charter)


                        ---------------------------


        Pennsylvania               1-7568                13-1846375
(State or other jurisdiction   (Commission File        (I.R.S. Employer
      of incorporation)            Number)          Identification Number)

                        ---------------------------

                             3 Coliseum Centre
                           2550 West Tyvola Road
                      Charlotte, North Carolina 28217)
            (Address of principal executive offices) (Zip code)


     Registrant's telephone number, including area code: (704) 423-7000

                                    N/A

       (Former name or former address, if changed since last report)



===========================================================================

ITEM 5.       OTHER EVENTS

          In connection with the lawsuit filed by AlliedSignal, Inc. ("AlliedSignal") on February 26, 1999 in the U.S. District Court for the Northern District of Indiana against The B.F.Goodrich Company ("BFGoodrich"), Coltec Industries Inc ("Coltec") and Menasco Aerospace Ltd. ("Menasco"), BFGoodrich, Coltec and Menasco served motions to dismiss the lawsuit on March 16, 1999. In addition, at a hearing in connection with this lawsuit on March 12, 1999, counsel for AlliedSignal indicated that AlliedSignal would seek a temporary restraining order prior to the special shareholders meetings scheduled for April 9, 1999 to prevent closing of the proposed merger transaction between BFGoodrich and Coltec. At this hearing, the judge presiding over this lawsuit, the Honorable Robert L. Miller, Jr., reserved April 29, 1999 and April 30, 1999 for hearing on any preliminary injunction motion relating to the merger. AlliedSignal has also served on March 24, 1999 a demand for arbitration with respect to AlliedSignal's breach of contract claim against Coltec and Menasco. As previously disclosed, Coltec and BFGoodrich intend to vigorously defend these matters; however, the outcome of these matters could delay or prevent the merger.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (a) Financial Statements

            None.

        (b) Pro Forma Financial Information

            None.

        (c) Exhibits

            Exhibit

            None.

                                 SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          COLTEC INDUSTRIES INC
                                          (Registrant)


Date:  March 26, 1999                     By: /s/ Robert J. Tubbs
                                              -------------------
                                              Robert J. Tubbs
                                              Executive Vice President,
                                              General Counsel and Secretary